UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13650 N. W. 8th Street, Suite 210, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 14, 2008, NationsHealth, Inc. ("NationsHealth") announced that effective May 15, 2008, Timothy Fairbanks, NationsHealth’s Chief Financial Officer, was appointed Chief Operating Officer, and Bryan Happ, NationsHealth’s Chief Accounting Officer, was appointed Chief Financial Officer. NationsHealth did not appoint a replacement as its Chief Accounting Officer.

(c)

(1) On May 14, 2008, NationsHealth, Inc. announced that effective May 15, 2008, Timothy Fairbanks, NationsHealth’s Chief Financial Officer, was appointed Chief Operating Officer, and Bryan Happ, NationsHealth’s Chief Accounting Officer, was appointed Chief Financial Officer.

(2) Timothy Fairbanks has served as our Executive Vice President and Chief Financial Officer from August 31, 2004 to May 14, 2008. Prior to that date, Mr. Fairbanks served as the Chief Financial Officer of NationsHealth Holdings, LLC since May 2004 and has been the head of finance at NationsHealth since November 2002. From 1999 to 2001, Mr. Fairbanks was Vice President in the finance department of PrintSource U.S.A., a commercial printing consolidation company. From 1996 to 1999, Mr. Fairbanks was responsible for various financial aspects of Republic Industries/Republic Services Group. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.
Bryan Happ served as our Senior Vice President and Chief Accounting Officer since August 2005. From January 1991 through July 2005, Mr. Happ held various positions in the Assurance and Advisory Business Services practice of Ernst & Young LLP, most recently as a Senior Manager. Mr. Happ holds a B.A. in Economics from Cornell University and a Master of Accounting from Northeastern University, and is a Certified Public Accountant

(3)
Timothy Fairbanks

On May 14, 2008, NationsHealth and Mr. Fairbanks entered into an amended and restated employment agreement (the "Fairbanks Agreement"), effective May 15, 2008. The term of the Fairbanks Agreement is for three years and may be extended at the end of the term on an annual basis unless terminated by either party. The Fairbanks Agreement provides for a minimum annual base salary of $360,000, bonuses based upon achievement of goals established by NationsHealth, and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals established by NationsHealth.

If the Fairbanks Agreement is terminated by NationsHealth other than for cause or by Mr. Fairbanks for good reason or, after a change in control, for any reason or by reason of his disability, Mr. Fairbanks is entitled to termination benefits. Mr. Fairbanks’ termination benefits include a lump-sum payment of an amount equal to his then-current base salary for 24 months, medical insurance for Mr. Fairbanks and his immediate family for the maximum period allowed under COBRA, and full vesting of any unvested stock options and restricted stock then held by him. Additionally, following a change of control of NationsHealth and in the event that NationsHealth or the surviving entity and Mr. Fairbanks cannot agree on the terms of a new employment arrangement, Mr. Fairbanks shall receive an additional payment of $500,000 (the "Supplemental Change of Control Payment"). In the event that it is determined that Mr. Fairbanks’ termination benefits exceed the limit for deductible payments, Mr. Fairbanks would be entitled to receive an additional payment ("Gross-up Payment") that is an amount to reimburse Mr. Fairbanks for the difference between (i) and (ii) where: (i) is the amount equal to the excise tax imposed by Internal Revenue Code section 4999 and any interest or penalties with respect thereto (such excise tax, together with any interest penalties, collectively, "Excise Tax") on the termination benefits, including the Supplemental Change of Control Payment, and (ii) is an amount equal to the Excise Tax on the termination benefits, excluding the Supplemental Change of Control Payment.

During the term of the Fairbanks Agreement and for one year thereafter, Mr. Fairbanks has agreed not to compete with, solicit business from the customers of, or solicit employees of, NationsHealth and its affiliates.

Bryan Happ

On May 14, 2008, NationsHealth and Mr. Happ entered into an employment agreement (the "Happ Agreement"). The term of the Happ Agreement is three years and may be extended at the end of the term on an annual basis unless terminated by either party. The Happ Agreement provides for a minimum annual base salary to be paid to Mr. Happ of $250,000, bonuses based upon achievement of goals established by NationsHealth, and the payment of additional incentive compensation based upon the satisfaction of one or more performance goals established by NationsHealth.

If the Happ Agreement is terminated by NationsHealth other than for cause or by Mr. Happ for good reason or, after a change of control, for any reason or by reason of his disability, Mr. Happ is entitled to termination benefits. Mr. Happ’s termination benefits include payment of his then-current base salary for a period of 12 months (in accordance with NationsHealth’s normal payroll cycle), medical insurance for Mr. Happ and his immediate family for 12 months, and full vesting of any unvested stock options and restricted stock then held by him.

During the term of the Happ Agreement and for one year thereafter, Mr. Happ has agreed not to compete with, solicit business from the customers of, or solicit employees of, the NationsHealth and its affiliates.

(e) See Section (c) above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.65 Amended and Restated Employment Agreement dated as of May 14, 2008, but effective as of May 15, 2008, by and between NationsHealth, Inc. and Timothy Fairbanks.

10.66 Employment Agreement dated as of May 14, 2008, but effective as of May 15, 2008, by and between NationsHealth, Inc. and Bryan Happ.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

May 20, 2008	By:	Timothy Fairbanks

Name: Timothy Fairbanks
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.65	Amended and Restated Employment Agreement dated as of May 14, 2008, but effective as of May 15, 2008, by and between NationsHealth, Inc. and Timothy Fairbanks.
10.66	Employment Agreement dated as of May 14, 2008, but effective as of May 15, 2008, by and between NationsHealth, Inc. and Bryan Happ.